UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2011
CLEAN DIESEL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33710	06-1393453

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4567 TELEPHONE ROAD, SUITE 206 VENTURA, CALIFORNIA	93003

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 639-9458
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Form of Restricted Share Unit Agreement; Restricted Share Unit grants
On June 8, 2011, the Board of Directors (the “Board”) of Clean Diesel Technologies, Inc. (the “Company”) approved a form of Restricted Share Unit Agreement under the Clean Diesel Technologies, Inc. 1994 Incentive Plan, as amended (the “Plan”).
On June 8, 2011, the Board approved two grants of restricted share unit (RSU) awards under the Plan for executive officers as well as other key employees. The following table sets out the RSU grants made to each of the Company’s current executive officers pursuant to the form of Restricted Stock Unit Award Agreement:

	Vesting
	Schedule of	Number of Shares Subject
Executive Officer	RSU Grant	to RSU Grant
Charles F. Call	Immediate	41,413
Stephen J. Golden	Immediate	21,919
Stephen J. Golden	Time-based	5,340
Nikhil A. Mehta	Immediate	20,873
Nikhil A. Mehta	Time-based	6,340
David E. Shea	Immediate	6,392
David E. Shea	Time-based	1,670
Christopher J. Harris	Time-based	4,170
Daniel K. Skelton	Time-based	1,670
Under the form of Restricted Share Unit Agreement, vesting of RSU awards is determined by the Board. For the awards indicated above as “time-based,” they will vest over time in accordance with the following schedule: thirty three and one-third percent (33.3%) of the total number of RSUs vest seven (7) business days from the grant date and each of the first and second anniversaries of the grant date. For those awards indicated above as “immediate,” they will vest in full seven (7) business days from the grant date. Issuance of the shares of Company common stock underlying the RSUs is expected to occur on the vesting date. RSUs that have not vested at the time of the grantee’s termination of service, for any or no reason, will be forfeited.
The form of Restricted Share Unit Agreement as adopted by the Board on June 8, 2011 is attached as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Restricted Share Unit Agreement and related grants is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K as well as to the Clean Diesel Technologies, Inc. 1994 Incentive Plan, as amended, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Clean Diesel Technologies, Inc. Management Short Term Incentive Plan
On June 8, 2011, the Board adopted the Clean Diesel Technologies, Inc. Management Short Term Incentive Plan (the “STIP”). The STIP will first apply to the Company’s fiscal year beginning January 1, 2011 (i.e., fiscal 2011).
All management and professional employees are eligible to participate in the STIP upon hire with the Company. Participation levels, business objectives and financial targets will be established and determined by the Board upon recommendation of the Compensation and Nominating Committee of the Board and may include an incremental pay scale that includes linear payout levels.
Plan payments are determined by the Company’s senior management with approval of the Compensation and Nominating Committee and the Board of Directors. Individual employee payment recommendations are then submitted to the Company’s Chief Executive Officer, Compensation and Nominating Committee and Board for final approval before any payments can be made.
Bonus’ are to be paid out on an annual basis by the end of the second quarter of each year, so that financial results from the previous year will have ample time to be reviewed and finalized. To be eligible for the bonus payout, participants must remain employed by the Company on the date of the bonus payout.
One June 8, 2011, upon recommendation by the Compensation and Nominating Committee, the Board set specific performance goals and business target criteria pertaining to the STIP for fiscal 2011. Senior and key managers’ bonus potential is based upon the Company’s business objectives and financial performance with all other participants based solely upon the Company’s financial performance. Criteria for financial performance targets include sales growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); and free cash flow. The Board may adopt additional target criteria in the future.
The foregoing summary of the Clean Diesel Technologies, Inc. STIP, does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.3 to this Current Report on Form 8-K
Item 5.07 Submission of Matters to a Vote of Security Holders.
The Clean Diesel Technologies, Inc. Annual Meeting of Shareholders was held on June 9, 2011. At the meeting, the shareholders voted on the following proposals:
1.	To elect six (6) Directors; and

2.	To ratify the appointment of KPMG LLP as Clean Diesel’s independent registered accounting firm for 2011.
Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

1. To elect six (6) Directors:

	Number of Votes Cast
Nominee	For	Withheld	Broker Non-Vote
Charles F. Call	1,446,781	7,916	605,007
Bernard H. “Bud” Cherry	1,446,829	7,868	605,007
Alexander “Hap” Ellis III	1,446,814	7,883	605,007
Charles R. Engles, Ph.D.	1,446,897	7,800	605,007
Derek R. Gray	1,445,616	9,081	605,007
Mungo Park	1,442,777	11,920	605,007
2. To ratify the appointment of KPMG LLP as Clean Diesel’s independent registered accounting firm for 2011:

Number of Votes Cast
For	Against	Abstain	Broker Non-Vote
2,051,622	7,421	661	—
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
EXHIBIT INDEX

Exhibit Number		Description of Exhibits
10.1	* †	Form of Clean Diesel Technologies, Inc. Restricted Share Unit Agreement
10.2	†
Clean Diesel Technologies, Inc. 1994 Incentive Plan as amended through June 11, 2002 (incorporated by reference to Exhibit 10(d) to Clean Diesel Technologies, Inc.’s Annual Report on Form 10-K filed on March 30, 2007).

10.3	* †	Clean Diesel Technologies, Inc. Management Short Term Incentive Plan

*	Filed herewith

†	Indicates a management contract or compensatory plan or arrangement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.
June 13, 2011	By:	/s/ Nikhil A. Mehta
		Name:	Nikhil A. Mehta
		Title:	Chief Financial Officer and Treasurer